Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STABLECOINX INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

The name of this corporation is StablecoinX Inc. and this corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on July 7, 2025 under the name StablecoinX Inc.

This Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of lncorporation, has been duly adopted in accordance with Sections 242 and245 of the General Corporation Law of the State of Delaware.

ARTICLE I

ENTITY NAME AND TYPE

The name of the corporation is StablecoinX Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL’’).

ARTICLE IV

CAPITAL STOCK

4.1 Authorized Capital Stock.

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 551,000,000, of which (a) 1,000,000 shares shall be shares of preferred stock having a par value of $0.0001 per share (“Preferred Stock”); (b) 500,000,000 shares shall be shares of Class A Common Stock having a par value of $0.0001 per share (“Class A Common Stock”); and (c) 50,000,000 shares shall be shares of Class B Common Stock having a par value of $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”).

(b) The number of authorized shares of Class A Common Stock, Class B Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then- outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any certificate of designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

4.3 Common Stock.

(a) Voting.

(I) Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, the holders of Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders, including, without limitation, the election of directors, and for the avoidance of doubt, the Class A Common stock shall not have the right to vote, on a class basis or otherwise, on any matter submitted to stockholders for a vote. Immediately at such time when no share of Class B Common Stock remains outstanding, each share of Class A Common Stock shall, automatically and without any further action on the part of the Corporation or its stockholders, and notwithstanding anything to the contrary herein, be entitled to one vote on all matters submitted to a vote of the stockholders of the Corporation.

(2) Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, each share of Class B Common Stock shall have one vote; provided, however, that, except as otherwise required by law, holders of Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of lncorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation (as defined herein)) or pursuant to the DGCL. Except as otherwise provided herein or required by a nonwaivable provision of the DGCL, if, and only to the extent that, holders of Class A Common Stock are entitled to vote on a matter under this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class. There shall be no cumulative voting.

(b) Dividend Rights. Subject to the rights of the holders of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Notwithstanding anything to the contrary in the foregoing, Class B Common Stock shall not be entitled to any such dividends or distributions.

(c) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, distribution of assets, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Notwithstanding anything to the contrary in the foregoing, Class B Common Stock shall not be entitled to any assets or distributions upon the liquidation, dissolution or winding-up of the Corporation.

(d) Transfers of Class B Common Stock. Class B Common Stock may only be sold, transferred, assigned or otherwise disposed of in accordance with the Bylaws of the Corporation (the “Bylaws” and, each such transfer, a “Class B Permitted Transfer”). Any attempted sale, transfer, assignment or other disposition of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by the Corporation, the Corporation’s transfer agent or the Secretary of the Corporation. For the avoidance of doubt, any shares of Class B Common Stock received by any transferee pursuant to a Class B Permitted Transfer remain subject to this Section4.3(d). Notwithstanding anything to the contrary herein, a holder of Class B Common Stock may, at any time and from time to time, by delivery of written notice to the Corporation, forfeit such shares to the Corporation for no value. Upon the Corporation’s receipt of such a notice, the forfeited Class B Common Stock shall be canceled and shall no longer be issued or outstanding for any purpose, and the Corporation shall promptly reflect such cancellation on its books and records (including the stock ledger) and take such ministerial actions as are necessary to effect such cancellation.

ARTICLE V

BOARD OF DIRECTORS

5.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law.

5.2 Number of Directors. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the Board of Directors. For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

5.3 Classified Board of Directors. Directors of the Board of Directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, with each director then in office to be designated as a “Class I Director”, a “Class II Director” or a “Class III Director”, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the date on which this Certificate of Incorporation is first effective (the “Effective Date”); the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Date, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders following their election, with each director in each such class to hold office until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal in accordance with Section 5.4 hereof. The Board of Directors is authorized to assign each director already in office as of the Effective Date, as well as each director elected or appointed to a newly created directorship due to an increase in the size of the Board of Directors, to Class I, Class II or Class III. The provisions of this Section 5.3 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors and such directors need not serve classified terms.

5.4 Removal. Subject to the rights of any series of Preferred Stock with respect to the election of directors, the Board of Directors or any individual director may be removed from office at any time but only for cause by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5.5 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office for the remainder of the term of the class to which such director is assigned and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal.

5.6 Written Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

AMENDMENTS

6.1 Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, adopt, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of lncorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X and XI.

6.2 Amendment of the Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors is expressly authorized and empowered to amend, alter, change, adopt or repeal the Bylaws without any action on the part of the stockholders. The stockholders shall also have the power to amend, alter, change, adopt or repeal the Bylaws; provided that, in addition to any other vote required by this Certificate of Incorporation, the stockholders may not amend, alter, change, adopt, or repeal the Bylaws unless such action is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS; SPECIAL MEETINGS

7.1 Action by Written Consent of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, while any share of Class B Common Stock remains outstanding, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Subject to the rights of the holders of any series of Preferred Stock, at any time when no share of Class B Common Stock remains outstanding, any action required or permitted by the DGCL to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting. Any action taken by written consent shall be delivered to the Corporation at its principal office.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer of the Corporation or as otherwise in a manner provided in the Bylaws. The Board of Directors may adjourn, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

LIMITATION OF LIABILITY; INDEMNIFICATION

8.1 Limitation of Personal Liability. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal, or modification of this Section 8.1, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 8.1, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption. If the DGCL is amended after approval by the stockholders of this Section 8.1 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

8.2 Indemnification. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

8.3 Amendment or Modification. Any amendment, repeal or modification of this Article VIII or any amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director or officer, as applicable, at the time of such amendment, repeal or modification.

ARTICLE IX

FORUM SELECTION

9.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of this Certificate of Incorporation or the Bylaws or (e) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Article IX is filed in a court other than the Chancery Court (a “Foreign Action’’) by any stockholder (including any beneficial owner) of the Corporation, to the fullest extent permitted by law, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Chancery Court in connection with any action brought in any such court to enforce this Article IX and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

9.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

9.3 Notwithstanding the foregoing, the foregoing provisions of this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

CORPORATE OPPORTUNITIES

I 0.1 Corporate Opportunities. To the fullest extent permitted by law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of lncorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity, and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

10.2 Liability Waiver. To the fullest extent permitted by law, no stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.

10.3 Amendments to Article X. Any amendment, repeal, or modification of this Article X, or the adoption of any provision of the Certificate of lncorporation inconsistent with this Article X, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.

ARTICLE XI

MISCELLANEOUS

11.1 Validity. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws or any agreement entered into by the Corporation), the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

11.2 Consent. To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of lncorporation, (b) the Bylaws and (c) any amendment to this Certificate of Incorporation or the Bylaws enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws and applicable law.

[Signature Page Follows]

This Amended and Restated Certificate of lncorporation has been executed by a duly authorized officer of the Corporation on June 25, 2026.

By:	/s/ Edward Chen
Name:	Edward Chen
Title:	Chief Executive Officer